UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 13, 2025

ProtoKinetix, Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of Incorporation	Commission File Number	IRS Employer Identification Number

109 W Main Street,

Dalton, OH 44618

Address of principal executive offices

740-445-4971

Telephone number, including Area Code

_______________________________

 Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2025, the President and Chief Executive Officer of ProtoKinetix, Incorporated (the “Company”), Clarence E. Smith, died in a tragic accident. Mr. Smith was appointed President and Chief Executive Officer for the Company on February 19, 2015, and was previously appointed a member of the Board of Directors of the Company on June 1, 2014, and served in those roles until his untimely death.

On November 16, 2025, pursuant to the Company’s bylaws, the Company’s sole remaining director, Ed McDonough, appointed Mr. Guzzetta as Chairman of the Board of Directors, President, and Chief Executive Officer, to serve until his successor is duly elected and qualified. Mr. Guzzetta will continue to serve as the Company’s Chief Financial Officer, Secretary and Treasurer. Mr. Guzzetta’s compensation pursuant to his employment agreement effective November 14, 2017, has not been modified at this time.

Mr. Guzzetta currently serves as the Company’s Chairman, President, Chief Executive Officer, and a director of the Company. He was appointed as the Chief Financial Officer, Treasurer and Secretary of the Company effective November 14, 2017 and continues to serve in such roles.  Mr. Guzzetta is a Certified Public Accountant with a practice located in Central & Northeast Ohio providing services including business and individual taxation, non-profit accounting, corporate policy and procedure development, business organization and consulting.  Prior to opening his practice he spent 20 years in corporate management in the communications and energy industries.  Between 2014 and 2015, Mr. Guzzetta served as Treasurer and principal financial officer of Trans Energy Inc., a publicly traded energy company, where his responsibilities included corporate banking, risk management, maintaining fiscal control, budgeting, taxation and SEC reporting.  His prior positions include Midwest Region Business Manager for a Fortune 100 company and Controller for an energy marketing company.  Mr. Guzzetta also served as an Adjunct Professor at Stark State College and taught courses in accounting, finance, business management, and economics.  He is a graduate of Walsh University where he graduated Magna Cum Laude with a BA in Accounting.  He earned his MBA from Capital University in Columbus, Ohio.  Mr. Guzzetta has been a past member of both the Ohio Society of Certified Public Accountants and the American Institute of Certified Public Accountants.  He has served on the boards of the Canton Ballet, the ALS CARE Project and the Finance Committee of Stark County Board of Developmental Disabilities.

Item 7.01. Regulation FD Disclosure.

On November 17, 2025, the Company posted a press release on its website announcing the death of the Company’s Chairman, President, and CEO, and the appointment of Michael Guzzetta as his successor. The full text of the press release referenced herein is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of the Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated November 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of November 2025.

ProtoKinetix, Inc.

By:	/s/ Michael Guzzetta
Michael Guzzetta, President, CEO & CFO